                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): February 10, 2005


                               BCSB BANKCORP, INC.
                               -------------------
               (Exact Name Of Registrant As Specified In Charter)


    UNITED STATES                      0-24589                 52-2108333
-----------------------------        -------------             -----------
(State Or Other Jurisdiction         (Commission              (IRS Employer
Of Incorporation)                     File Number)           Identification No.)


 4111 E. JOPPA ROAD, SUITE 300, BALTIMORE, MARYLAND             21236
--------------------------------------------------------------------------------
(Address Of Principal Executive Offices)                       (Zip Code)


       Registrant's telephone number, including area code: (410) 256-5000
                                                           --------------


                                 NOT APPLICABLE
                                 --------------
          (Former Name Or Former Address, If Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

        On February 10, 2005, BCSB Bankcorp, Inc. (the "Company") announced its unaudited financial results for the three months ended December 31, 2004. For more information, reference is made to the Company's press release dated February 10, 2005, a copy of which is attached to this Report as Exhibit 99.1 and is furnished herewith.

ITEM 8.01 OTHER EVENTS

        The Company also announced that it anticipates a one-time gain of approximately $525,000 after tax to be realized no later than the third quarter of 2005. The one-time gain is associated with the agreement announced by Harland Financial Solutions, Inc. for the cash acquisition of the outstanding shares of common stock of Intrieve Inorporated, which common stock includes shares owned by Baltimore County Savings Bank, FSB, the Company's wholly owned subsidiary. For more information, reference is made to the Company's press release dated February 10, 2005 and attached hereto as Exhibit 99.1, the second paragraph of which is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

        (a) Not applicable.


        (b) Not applicable.


        (c) The following exhibit is filed herewith:

            Exhibit 99.1        Press Release dated February 10, 2005

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BCSB BANKCORP, INC.



Date:  February 10, 2005                By: /s/ David M. Meadows
                                            ------------------------------------
                                            David M. Meadows
                                            Vice President and Secretary